                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

    Filed by the Registrant [X]

    Filed by a party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                             UNITED BANK & TRUST
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                             UNITED BANK & TRUST
- -------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
        or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT





                                     1995






                              UNITED BANCORP, INC.

                              UNITED BANCORP, INC.
                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                 APRIL 18, 1995



NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan, on Tuesday, April 18, 1995 at 4:30 p.m., local time, for the following purposes:

  1.To elect six directors constituting Class I of the Board of Directors, to serve for three years until the 1998 Annual Meeting of Shareholders, and to elect one director to Class II of the Board of Directors, to serve for one year until the 1996 Annual Meeting of Shareholders.

  2.To ratify the appointment of Crowe, Chizek & Company as independent auditors.

  3.To transact such other business as may properly come before the Annual
    Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 15, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 1995. Since United Bank & Trust is a subsidiary of a one-bank holding company, the accompanying annual report of United Bancorp, Inc. satisfies the alternative disclosure requirements of the FDIC.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Dale L. Chadderdon
                                              ---------------------------------
                                                   Dale L. Chadderdon,
March 27, 1995                                     Senior Vice President,
                                                   Secretary and Treasurer

                              UNITED BANCORP, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 1995


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company") of the accompanying Proxy to be used at the 1995 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 18, 1995 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 27, 1995.

The mailing address of the principal executive offices of the Company is P.O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on March 15, 1995 will be entitled to notice of and to vote at the Annual Meeting. On March 15, 1995, there were 1,488,375 shares of the Common Stock of the Company outstanding entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. If no instructions are specified in the Proxy, the shares represented thereby will be voted in favor of the proposals presented at the Annual Meeting by the Board of Directors. Any Proxy may be revoked by the person giving it at any time prior to being voted.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Proxies may also be solicited by officers and regular employees of the Company and its subsidiary, United Bank & Trust (the "Bank"), personally and by telephone or other means, for which they will receive no additional compensation and at a minimum cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of March 15, 1995, no persons except those listed below, owned beneficially more than five percent (5%) of the voting securities of the Company. With respect to the Bank, such securities are held in its Trust & Investment Group. The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1994.

                                                                        Amount and Nature           Percent
Name and Address of Beneficial Owner                                of Beneficial Ownership        of Class
- ------------------------------------                                -----------------------        --------
 Lilley & Co., a nominee of                                          253,307   (1)                   17.02%
 United Bank & Trust as Trustee
 P.O. Box 248
 Tecumseh, MI  49286

 Calhoun & Co., a nominee of                                          90,054   (2)                    6.06%
 Comerica Bank as Trustee
 P.O. Box 55-519
 Detroit, MI  48255
- ----------------------------------

(1)The Bank as Trustee has sole voting and sole investment powers with respect to 203,493 of the shares, and shared voting and shared investment powers with respect to the remaining 49,814 of these shares. It is the policy of the Bank's Trust & Investment Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Trust & Investment Group will generally vote with the management of the Company.

(2)According to information provided to us by Calhoun and Co., Comerica Bank (as successor to Manufacturers National Bank of Detroit) is Trustee of seven personal trust accounts holding shares of the Company, and has sole voting and sole investment powers with respect to 17,670 of the shares, and shared voting and shared investment powers with respect to the remaining 72,384 of these shares.

                               PERFORMANCE GRAPH

The chart at the right shows the yearly percentage change in the Company's cumulative total shareholder return on its common stock. This increase is compared in the chart to similar changes in the Keefe, Bruyette & Woods, Inc. ("KBW") 50 index, as well as the Standard & Poor's 500 Stock Index. All prices are adjusted for stock splits and stock dividends. The index is calculated on a modified equal dollar weighted basis with January 1, 1990 as a base date. Keefe, Bruyette & Woods, Inc. is a premier banking and thrift industry specialist located in Hartford, CT. The KBW 50 index is made up of 50 of the nation's most important banking companies, including all money center and most major regional banks, and is intended to be representative of the price-performance of the nation's largest banks.




1/1/90 = 100         1989       1990      1991      1992      1993       1994
UBI                 100.0      111.6     134.6     155.7     193.8      241.9
S&P 500             100.0       96.9     126.4     136.1     149.8      151.7
KBW 50              100.0       71.8     113.7     144.8     152.9      144.8


                        SECURITY OWNERSHIP OF MANAGEMENT

The table below discloses the name and address of each of the incumbent Directors and Director nominees, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1994, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the incumbent Directors and Director nominees and "Executive Officers" of the Company as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 1994, according to information furnished to the Company by said persons. For a description and listing of the "Executive Officers" of the Company, see "Executive Officers" hereinafter.

                                                                     Amount and Nature of          Percent of
Name and Address of Beneficial Owner                               Beneficial Ownership (1)        Class (13)
- ------------------------------------                               ------------------------        ----------
 DIRECTOR NOMINEES - CLASS I DIRECTORS

 L. Donald Bush
 9432 Welch Road                                                              315                    *
 Tecumseh, Michigan  49286

 Patrick D. Farver
 484 Seel Drive                                                             1,050   (2)              *
 Adrian, Michigan  49221

 James C. Lawson
 4070 Allen Rd.                                                             8,539   (3)              *
 Tecumseh, Michigan  49286

 D. J. Martin
 145 W. Chicago Boulevard                                                  20,522                   1.38%
 Tecumseh, Michigan  49286

 David E. Maxwell
 P.O. Box 749                                                              15,301   (4)             1.03%
 Adrian, Michigan  49221

 James K. Whitehouse
 2430 N. Maple Grove                                                          150   (5)              *
 Hudson, Michigan  49247

 DIRECTOR NOMINEE - CLASS II DIRECTOR

 Jeffrey T. Robideau
 707 S. Evans Street
 Tecumseh, Michigan 49286                                                  15,149   (6)             1.02%


 INCUMBENT DIRECTORS- CLASS II DIRECTORS

 John H. Foss
 100 E. Patterson                                                             600                    *
 Tecumseh, Michigan  49286

 David S. Hickman
 P.O. Box 248                                                              29,957                     2.01%
 Tecumseh, Michigan  49286

 Ann Hinsdale Knisel
 4404 Livesay Rd.                                                             125                      *
 Sand Creek, Michigan  49279

 Karl R. Schneider
 701 W. Chicago Boulevard                                                  24,472   (7)               1.64%
 Tecumseh, Michigan 49286

 Richard S. Whelan
 106 N. Occidental                                                          2,702                      *
 Tecumseh, Michigan  49286

 INCUMBENT DIRECTORS - CLASS III DIRECTORS

 David N. Berlin
 103 W. Main                                                                  315                      *
 Hudson, Michigan  49247

 Merlyn H. Downing
 P.O. Box 248                                                              17,313   (8)               1.16%
 Tecumseh, Michigan  49286

 Charles E. Gross
 P.O. Box 606                                                              11,083   (9)                *
 Adrian, Michigan  49221

 Linda J. Herrick
 261 Wildwood Circle                                                        7,924   (10)               *
 Tecumseh, Michigan  49286

 James J. Robideau
 707 S. Evans Street                                                       16,000   (11)              1.07%
 Tecumseh, Michigan  49286

 John J. Wanke
 P.O. Box 248                                                                 353   (12)               *
 Tecumseh, Michigan 49286

 DIRECTOR EMERITUS

 William G. Thompson
 331 W. Main                                                                  315                      *
 Hudson, Michigan  49247

All Directors and Executive Officers as a Group (20 persons)              175,588                    11.80%
- -----------------------------

(1) The numbers of shares stated in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.

(2) Includes 500 shares with respect to which Mr. Farver has shared voting and investment power and no direct ownership interest.

(3) Includes 3,580 shares to which Mr. Lawson has sole voting and investment power, and 4,959 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(4) Includes 14,230 shares to which Mr. Maxwell has sole voting and investment power, and 1,071 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(5) Includes 150 shares for which Mr. Whitehouse has shared voting and investment power and no direct ownership interest.

(6) Includes 11,000 shares to which Mr. Robideau has sole voting and investment power, and 4,149 shares with respect to which he has shared voting and investment power.

(7) Includes 23,377 shares to which Mr. Schneider has sole voting and investment power, and 1,095 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(8) Includes 1,290 shares to which Mr. Downing has sole voting and investment power, and 16,023 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(9) Includes 1,825 shares to which Mr. Gross has sole voting and investment power, and 9,258 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(10)Includes 1,573 shares to which Mrs. Herrick has sole voting and investment power, and 6,351 shares with respect to which she has shared voting and investment power and no direct ownership interest.

(11)Includes 4,000 shares to which Mr. Robideau has sole voting and investment power, and 12,000 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(12)Includes 221 shares to which Mr. Wanke has shared voting and investment power, and 132 shares with respect to which he has shared voting and investment power and no direct ownership interest.

(13)The symbol *, shown in this column, indicates ownership of less than 1%.


                      PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 1995 Annual Meeting of Shareholders ("Class I Directors") are L. Donald Bush, Patrick D. Farver, James C. Lawson, D. J. Martin, David E. Maxwell and James K. Whitehouse. In addition, Class II Director Karl R. Schneider and Class III Director James J. Robideau have reached mandatory retirement age, and will retire from the Board effective with the 1995 Annual Meeting of Shareholders. In August of 1994, John J. Wanke was appointed by the Board as a Class III Director.

The Board of Directors has by resolution nominated six individuals for election as Class I Directors at the 1995 Annual Meeting of Shareholders. These individuals are all incumbent Class I Directors. The Board of Directors has also nominated Jeffrey T. Robideau for election as Class II Director.

Those persons who are elected as Class I Directors at the 1995 Annual Meeting of Shareholders will hold office for three years. Their terms will expire at the 1998 Annual Meeting of Shareholders or upon the election and qualification of their successors. The person elected as a Class II Director will hold office for two years. His term will expire at the 1996 Annual Meeting of Shareholders, or upon the election and qualification of his successor.
If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve and for whom no substitute is recommended by the Board of Directors.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting), Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Class II and III Directors receiving the seven highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

So far as the Board is advised, only the seven persons named above as nominees will be nominated for election as Directors at the 1995 Annual Meeting of Shareholders. It is intended that the shares represented by Proxies in the accompanying form will be voted for the election of such nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

The name and age of each nominee and each incumbent Director, his or her five-year business experience, and the year each became a Director of the Company, according to the information furnished to the Company by each nominee or incumbent Director are as follows:

                                                                                                 Director
 Name, Age, and Five Year Business Experience (1)                                               Since (2)
 ------------------------------------------------                                               ---------

 DIRECTOR NOMINEES - TERMS EXPIRING IN 1998 (CLASS I)
 ----------------------------------------------------
 L. Donald Bush, age 61; Farmer; Owner, Leland D. Bush & Sons                                  1992

 Patrick D. Farver, age 40; President and Chief Operating officer (1994); Executive Vice       1993
 President (through 1994), Blissfield Manufacturing Co., Blissfield, Michigan

 James C. Lawson, age 47; President, Lenawee Fuels, Inc. Tecumseh, Michigan                    1986

 D. J. Martin, age 55; President and Director, Martin's Home Center, Tecumseh, Michigan        1985

 David E. Maxwell, age 55; Executive Vice President and Director, Brazeway, Inc.,              1986
 Manufacturer of extruded aluminum and related products, Adrian, Michigan

 James K. Whitehouse, age 48; Director, Gift and Estate Planning, Albion College (1992);
 Attorney (to 1992), Whitehouse Law Office; Director (1978 - 1991), Thompson Savings Bank,     1991
 Hudson, Michigan

 DIRECTOR NOMINEE - TERM EXPIRING IN 1996 (CLASS II)
 ---------------------------------------------------

 Jeffrey T. Robideau, age 35; President, Tecumseh Corrugated Box Company, Tecumseh,            N/A
 Michigan

 INCUMBENT DIRECTORS - TERMS EXPIRING IN 1996 (CLASS II)
 -------------------------------------------------------

 John H. Foss, Age 52; Vice President, Treasurer and Chief Financial Officer, Director,        1992
 Tecumseh Products Company, manufacturer of compressors and refrigeration components, engines, and power train components, Tecumseh, Michigan

 David S. Hickman, age 54; President (1987) and Chief Executive Officer (1991) of the          1985
 Company; Chairman (1991) and Chief Executive Officer (1990) of the Bank; President and
 Chief Operating Officer of the Bank (1986 to 1990), Tecumseh, Michigan

 Ann Hinsdale Knisel, age 44; County Extension Director (1990); Extension Home Economist       1993
 (prior to 1990), Michigan State University Extension Service, Adrian, Michigan

 Richard S. Whelan, age 61; President and Director, Hoyt E. Whelan Co., agricultural           1985
 implement dealer, Tecumseh, Michigan

 INCUMBENT DIRECTOR - TERM EXPIRING IN 1995 (CLASS II)
 -----------------------------------------------------

 Karl R. Schneider, age 70; Retired President and Director, Tecumseh Finance Company,          1985
 Tecumseh, Michigan

 INCUMBENT DIRECTORS - TERMS EXPIRING IN 1997 (CLASS III)
 --------------------------------------------------------

 David N. Berlin, age 46; President, The Metalloy Corporation, foundry, die casting and        1991
 machining of aluminum castings, Hudson, Michigan

 Merlyn H. Downing, age 67; Chairman of the Company (1991); Chairman and Chief Executive       1985
 Officer of the Company (1987 - 1991); Retired Chairman and Senior Trust Officer of the
 Bank (1990 to 1991); Chairman and Chief Executive Officer of the Bank (1986 to 1990),
 Tecumseh, Michigan

 Charles E. Gross, age 66; C.P.A.; President (to 1990), Gross, Puckey, Gruel & Roof, P.C.,     1989
 Certified Public Accountants, Adrian Michigan

 Linda J. Herrick, age 51; Homemaker and community volunteer                                   1993

 John J. Wanke, age 45; Executive Vice President of the Company (1992); Secretary of the       1994
 Company (1987 to 1991); President and Chief Operating Officer of the Bank (1992);
 Executive Vice President and Chief Lending Officer of the Bank (1987 to 1991)

 INCUMBENT DIRECTOR - TERM EXPIRING IN 1995 (CLASS III)
 ------------------------------------------------------

 James J. Robideau, age 70; Director and Chairman (1988); President (to 1988), Tecumseh        1985
 Corrugated Box Company, Tecumseh, Michigan

 DIRECTOR EMERITUS
 -----------------

 William G. Thompson, age 81, Chairman and C.E.O. (1979 to 1991); Director (1938 to 1991),     1992
 Thompson Savings Bank, Hudson, Michigan
- --------------------------

(1) None of the Incumbents or Director Nominees, with the exception of John H. Foss, serves as a Director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of

    1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended.

(2) Incumbent Directors Downing, Hickman, Martin, Robideau, Schneider and Whelan were initially elected as Directors of the Company following its organization on May 31, 1985.

                       PROPOSAL 2 - INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors and the Board of Directors itself, recommends the ratification of Crowe, Chizek & Company as independent auditors for the Company and its subsidiary for the year ending December 31, 1995. Crowe, Chizek & Company first became the auditors for the Company in 1988.

A representative of the firm of Crowe, Chizek & Company will be present at the Annual Meeting to respond to appropriate questions in regard to their audit for 1994, and to make any comments that they deem appropriate.

                              GENERAL INFORMATION

SHAREHOLDER PROPOSALS

Any nominations to the Board of Directors, or other proposals, by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 1996 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Secretary and Treasurer, at the principal executive offices of the Company by November 28, 1995.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company and the Bank have both appointed Audit Committees consisting of David N. Berlin, Charles E. Gross, Linda J. Herrick, James C. Lawson, David E. Maxwell and Richard S. Whelan. One of the functions of these Committees is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the Company's and the Bank's financial reporting. The Committees also review examination reports of the Federal and State regulatory agencies and recommend to their respective Boards of Directors the selection of independent auditors. Periodic reports are made by the Committees to their respective Boards of Directors regarding these matters. The Company's Audit Committee and the Bank's Audit Committee each met seven times during the year ended December 31, 1994.

The Company itself has no standing nominating or compensation committees of the Board of Directors, but similar nominating and compensation functions are performed by the Executive Committee of the Board of Directors of the Bank.

The Executive Committee of the Board of Directors of the Bank met seven times during 1994, and is composed of the following Directors of the Bank: Merlyn H. Downing, John H. Foss, David S. Hickman, James C. Lawson, Donald J. Martin, David E. Maxwell, and James J. Robideau. The Committee presents a slate of nominees for approval of the Board of Directors and submission to the shareholders. Additionally, the Committee reviews and recommends to the Board of Directors of the Bank the compensation paid to Executive Officers of the Bank and the amounts paid, if any, to officers under the Bank's Incentive Compensation Plan.

During the year ended December 31, 1994, the Board of Directors of the Company met a total of five times and the Board of Directors of the Bank met a total of twelve times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he is a member, with the exception of David N. Berlin, Merlyn H. Downing, David
E. Maxwell, James J. Robideau, and Karl R. Schneider.

EXECUTIVE OFFICERS

Below is a current listing of Executive Officers of the Company, setting forth the name, age, five-year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. At its regular meetings, the Board may also make other Executive Officer appointments for the Company.

                                                                                        Year Became
 Name, Age, and Five-Year Business Experience                                           Executive Officer
 --------------------------------------------                                           -----------------

 Merlyn H. Downing, age 67; Chairman of the Company (1992); Chairman and Chief          1985
 Executive Officer of the Company (1987 to 1992); Retired Chairman and Senior Trust
 Officer of the Bank (1990 to 1991); Chairman and Chief Executive Officer of the
 Bank (1986 to 1990)

 David S. Hickman, age 54; President (1987) and Chief Executive Officer (1992) of       1985
 the Company; Chairman (1991) and Chief Executive Officer (1990) of the Bank;
 President and Chief Operating Officer of the Bank (1986 to 1990)

 John J. Wanke, age 45; Executive Vice President of the Company (1992); Secretary of    1987
 the Company (1987 to 1991); President and Chief Operating Officer of the Bank
 (1992); Executive Vice President and Chief Lending Officer of the Bank (1987 to
 1991)

 Dale L. Chadderdon, age 46; Senior Vice President, Secretary and Treasurer of the      1987
 Company (1992); Vice President and Treasurer of the Company (1987 to 1991);
 Executive Vice President and Chief Financial Officer of the Bank (1992); Senior
 Vice President, Chief Financial Officer, Cashier of the Bank (1987 to 1991)


EXECUTIVE COMPENSATION

The Company has not paid any compensation, direct or indirect, to any officer. Moreover, management has no present intention of instituting any such compensation. In the event substantial duties unrelated to the operation of the Bank should develop, this policy will be re-examined as necessary to attract and retain qualified officers of the Company.

Directors of the Company were paid an annual retainer of $600 with no additional fees for meetings attended. Directors of the Bank were paid an annual retainer of $2,400, plus fees for meetings attended according to the schedule below. No Director who is also an employee of either the Company or the Bank received any compensation for their services as a Director of the Company or the Bank.

 Meeting Attended                                           Chairman               Other
 ----------------                                           --------               -----

 Board of Directors                                               n/a              $200
 Executive Committee                                              n/a               150
 Loan Committee                                                   150               150
 Trust Committee                                                  175               150
 Audit Committee                                                  175               150
 CRA Committee                                                    n/a               150

Directors who are not employees do not participate in any of the Bank's employee benefit programs, and receive no other direct or indirect compensation except for certain life insurance benefits. Mr. Hickman and Mr. Wanke are the only Directors that are paid a salary and are eligible for employee benefits.

The following table sets forth the total compensation awarded to, earned by, or paid by the Bank during 1994, 1993 and 1992 to the Chief Executive Officer and the Executive Vice President of the Company. No other Executive Officers had total annual salary and bonus which exceeded $100,000:

                                                          Annual Compensation
                                                          -------------------                 All Other
       Name and Principal Position                         Year        Salary       Bonus    Compensation

  David S. Hickman, President and C.E.O.                    1994     $ 140,400      $ 22,040    $ 13,380
                                                            1993     $ 135,000      $ 12,399    $ 14,207
                                                            1992     $ 125,000      $ 10,099    $ 11,745
  John J. Wanke, Executive Vice President                   1994     $ 100,000      $ 15,212    $  9,506


The amount listed under "All other Compensation" includes contributions to the Bank's Employee Savings Plan, as described below, on behalf of those listed, as "matching contribution" and "profit sharing contribution".

The Executive Committee of the Board of Directors recommends compensation for the executive officers of the Bank. Base salary for 1994 for the officers listed reflects an increase from 1993. The Executive Committee is pleased with Mr. Hickman's leadership, and the combined performance of the entire senior management group. The compensation objective is to provide salaries at the approximate midpoint of the range for banks in the $200 to $500 million asset peer group, and to award bonuses that are determined by financial performance. Beginning for the year 1994, the bonus plan for senior management was changed to provide a higher current year payout, with smaller amounts being deferred.

EMPLOYEE PLANS

1. Discretionary Bonuses
Executive and other officers and employees of the Bank receive cash bonus payments in addition to their base salaries. These discretionary bonuses are based on individual contributions to performance as measured by subjective and quantitative evaluations. These measures are constructed to recognize the influence of both external and internal factors on performance, and also include goals and objectives agreed upon by the plan participant and their evaluator.

Bonuses for officers and exempt personnel are administered under an Incentive Compensation Plan adopted by the Board during 1987. The plan protects shareholders' interest by requiring a minimum return on assets of .95% before any performance incentive award can be made. At the same time, the plan specifies annual goals that are the same as those contained in the profit planning program, and provides a performance review and measurement system.

The calculation of share of profits to be distributed to the plan participants is constructed to provide awards consistent with the increase in profits, and is subject to change with the approval by the Board of Directors. The plan provides for three tiers. Tier 1 includes the Chairman, President, Executive Vice President and Senior Vice Presidents. Tiers 2 and 3 include all officers, supervisors and managers not included in Tier 1. Amounts paid to Tiers 2 and 3 are not deferred.

Bonuses for Tier 1 participants are accumulated over a five year period, subject to an annual payment of 50% of the awarded bonus. After the fifth year, the participants receive 30% of the accumulated fund balance annually. Since amounts accrued pursuant to the plan are not unconditional and are subject to future events, only the amount actually incurred for the years listed are included in the Compensation Table shown above, except where an amount has been deferred at the request of a participant.

2. Employee Savings Plan
This plan, which is a "cash or deferred" compensation plan of the kind described in Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), was adopted during 1986 by the Board of Directors of the Bank in order to provide eligible employees with an opportunity to augment and enhance their retirement savings through tax-deferred contributions to the Plan. Under the Plan, an eligible employee electing to participate designates that from 1% to 15% of the annual covered cash compensation (including salary, bonus, vacation and overtime pay but excluding any contribution made by the Bank under any life insurance or medical or disability plan maintained for the benefit of the employee) which the employee otherwise would be paid (a "salary reduction contribution") instead be contributed to an account maintained for the benefit of the employees by the Trustee of the Plan. Currently the Trustee is the Trust Department of the Bank. The Plan Administrator is a committee consisting of David S. Hickman, John J. Wanke and Linda A. Lips, who are each employees of the Bank. In addition, the plan allows, but does not require, the Bank to make a "matching" contribution to each employees' account, out of its net profits. The Plan was modified in 1994 to allow all or a portion of this "matching" contribution to be paid in United Bancorp, Inc. stock, based on a formula approved by the Board of Directors. The amount of this contribution, if any, will be determined each year by the Bank. The Plan permits additional amounts to be added to each employee's account in the form of profit sharing contributions as determined by the Board of Directors of the Bank. For the year 1994, that amount was 6% of each eligible employees' compensation.

All employees of the Bank (including officers, but excluding persons who only are Directors) who have attained the age of 21 years and have completed three months of employment may elect to participate in the Plan. Any electing employee may become a participant on January 1 or July 1 following the date the employee meets the eligibility requirements, whichever is earlier.

All contributions made to an employee's account or accounts under the Plan (and all subsequent earnings thereon) are invested by the Trustee in one or more investment alternatives selected by the employee from the range of alternatives which the Plan Administrator in its discretion has then determined shall be available. Profits and losses of each such investment are to be computed periodically and allocated proportionately among the individual accounts of employees electing that investment.

An employee who has elected to participate in the Plan normally cannot change the amount of the Salary Reduction Contribution made to his or her account more frequently than semi-annually. However, the employee may discontinue contributions at any time.

In addition, a participating employee may be required to reduce his or her Salary Reduction Contribution to conform to certain contribution limits discussed below. A participant selects from available investment alternatives once during the calendar year for which such a selection is made, in addition to any changes which are required by an adjustment in the range of available alternatives by the Plan Administrator.

Participants' rights to Salary Reduction contributions in their accounts are fully vested. Contributions made by the Bank, and earnings thereon, are vested at a rate of 20% per year. Upon termination of employment, the participant becomes entitled to receive payment, in a single lump sum distribution, of all vested funds credited to the participants' account.

Distributions (other than from voluntary contributions) otherwise may be made to employees only in cases of extreme financial hardship as determined by the Plan Administrator in conformity with any applicable regulations of the Internal Revenue Service. However, participants may borrow funds from their accounts up to specified maximum amounts. Any such loan must bear a reasonable rate of interest, generally be repaid within five years, and be secured by assignment of the borrower's account balances.

A participant's Salary Reduction Contributions for 1994 may not exceed $9,240 (adjusted for cost of living increases), and the aggregate of all Salary Reduction Contributions during any year cannot exceed 15% of the aggregate paid covered compensation of all Plan participants during that year plus the amount of any "credit carry over" permitted under the Code. Special limitations also apply to amounts of Salary Reduction Contributions which may be contributed under the Plan for the accounts of employees who are among the "highly compensated" (as defined under the Code) of those employees eligible to participate in the Plan during any year. In general, these limitations depend upon the amounts of Salary Reduction Contributions contribute to the Plan by the non-highly paid eligible employees during the year.

Amounts contributed as Salary Reduction Contributions during 1994, 1993 and 1992 for the accounts of the Executive Officers are included, where applicable, in the Compensation Table shown above, under the column entitled "Cash Compensation," including the amounts of matching contributions made by the Bank for the accounts of said Executive Officers, where applicable.

DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED INTERESTS - TRANSACTIONS WITH THE BANK

Directors and Executive Officers of the Company, and their related interests, were customers of and had transactions (including loans and commitments to lend) with the Bank in the ordinary course of business during 1994. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 1994 to all Directors and Executive Officers of the Company, as a group, was $2,822,000. Any such loan transaction presently in effect with any Director or Executive Officer of the Company is current as of this date.

DISCLOSURE OF DELINQUENT FILERS
As far as can be determined by a review of Forms 3, 4 and 5 and amendments thereto as required by Section 12 of the Exchange Act, at no time during the fiscal year did any person so required to report, fail to file such reports on a timely basis.

OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Dale L. Chadderdon
                                        -------------------------------------
                                          Dale L. Chadderdon
March 27, 1995                            Senior Vice President,
                                          Secretary and Treasurer

                             UNITED BANCORP, INC.
                           Tecumseh, Michigan 49286


           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
              ANNUAL MEETING OF SHAREHOLDERS ON APRIL 18, 1995.


The undersigned hereby appoints M. H. Downing and David S. Hickman, and either of them, with full power of substitution, Proxies to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. (Company), to be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan on Tuesday, April 18, 1995 at 4:30 p.m., local time, and any adjournment thereof, and to vote all shares of the common stock of the Company which the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all proposals.

The Board of Directors recommends a vote FOR all proposals.

                                  PROPOSAL 1

To elect six directors to serve as "Class I Directors" until the 1998 Annual Meeting of Shareholders and to elect one director to serve as "Class II Director until the 1996 Annual Meeting of Shareholders, or until their successors have been elected and qualified:

                          Class I Director Nominees:

      L. Donald Bush            Patrick D. Farver           James C. Lawson
      D. J. Martin              David E. Maxwell            James K. Whitehouse

                          Class II Director Nominee:

                             Jeffrey T. Robideau

  / / FOR all nominees               / / FOR, except vote withheld from the
  / / WITHHELD from all nominees         following nominees:
                                         _______________________________________
          (mark only one box)
                                         _______________________________________


                                  PROPOSAL 2

To ratify the appointment of Crowe, Chizck and Company as independent auditors.

  / / FOR                        / / AGAINST                      / / ABSTAIN


                                         Witness my hand and seal this __ day of

                                         _____________, 1995.

                                         _______________________________________
                                                      (Signature)

                                         _______________________________________
                                                      (Signature)


Note: Pleas sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.